CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                      2 BROADWAY, NEW YORK, NEW YORK 10004
                                -----------------

                               Tel: (212) 509-4000
                               Fax: (212) 509-5150




                                                     November 27, 1995




John H. Rogers, Secretary
American Medical Alert Corporation
3265 Lawson Blvd.
Oceanside, NY 11572

Dear Mr. Rogers:

I am enclosing our acknowledgement of the extension of your warrants until December 27, 1996.

At such time as they become effective, we would require an appropriate opinion of counsel.

                                                     Very truly yours,


                                                     /s/ William F. Seegraber
                                                     ---------------------------
                                                     William F. Seegraber
                                                     Vice President

WFS/rs

cc:      Parker Chapin Flattau & Klimpl
         1211 Avenue of the Americas
         New York, NY 10036

                                  [Letterhead]


                       AMERICAN MEDICAL ALERT CORPORATION
                              3265 Lawson Boulevard
                               Oceanside, NY 11572
               (516) 536-5850 1 (800) 645-3244 Fax:(516) 536-5276



                                       November 20, 1995


           OFFICES
           --------
           GEORGIA
     910 Church St.                  Mr. William F. Seegraber, Vice President
     Suite #203                      Continental Stock Transfer & Trust Co.
     Decatur, GA 30030               Two Broadway
                                     New York, NY 10004
           ILLINOIS
     475 West 55th Street            Gentlemen:
     Suite #103
     Countryside, IL 60525           Reference   is   made  to   that  certain
                                     Warrant  Agreement between American Medical
           NEW JERSEY                Alert Corp.(the"Company")  and  Continental
     520 Fellowship Road             Stock Transfer  &  Trust    Company  (the
     Suite A-106                     "Warrant  Agreement"), dated  September 23,
     Mt. Laurel, NJ 08054            1992,  with  regard  to  the  Common  Share
                                     Purchase  Warrants  issued  by the  Company
           NEW YORK CITY             (the "Warrants").
     169-10 Crocheron Ave.
     Flushing, NY 11358               The Warrant Agreement is hereby amended to
                                      provide that the expiration date of the Warrants is extended from December 24, 1995 until December 27, 1996.


                                     Very truly yours,
                                     AMERICAN MEDICAL ALERT CORP.

                                     By:/s/ John H. Rogers
                                        -------------------------
                                        John H. Rogers
                                        Secretary


                                     JR:rs
                                     cc:Gabriel Merle, AMAC Controller
                                        Messrs. Parker, Chapin, Flattau & Klimpl


                                          Agreed to:

                                          CONTINENTAL STOCK TRANSFER & TRUST CO.


                                          By:___________________________________